Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF

The Chase Manhattan Bank
of 270 Park Avenue, New York, New York 10017
and Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System,

at the close of business March 31, 2001, in
accordance with a call made by the Federal Reserve Bank of this
District pursuant to the provisions of the Federal Reserve Act.

                                                               Dollar Amounts
                    ASSETS                                      in Millions

Cash and balances due from depository institutions:
   Noninterest-bearing balances and
   currency and coin..................................           $  19,899
   Interest-bearing balances..........................              23,359
Securities:
Held to maturity securities...........................                 531
Available for sale securities.........................              60,361
Federal funds sold and securities purchased under
   agreements to resell...............................              50,929
Loans and lease financing receivables:
   Loans and leases held for sale.....................               3,311
   Loans and leases, net of unearned income  $153,867
   Less: Allowance for loan and lease losses    2,369
   Loans and leases, net of unearned income and
   allowance..........................................             151,498
Trading Assets........................................              61,673
Premises and fixed assets (including capitalized
   leases)............................................               4,387
Other real estate owned...............................                  39
Investments in unconsolidated subsidiaries and
   associated companies...............................                 429
Customers' liability to this bank on acceptances
   outstanding........................................                 291
Intangible assets
   Goodwill...........................................               1,839
   Other Intangible assets............................               3,479
Other assets..........................................              18,598
                                                                    ------
TOTAL ASSETS..........................................            $400,623
                                                                  ========

                                           LIABILITIES

Deposits
   In domestic offices................................            $131,214
   Noninterest-bearing..................     $ 52,683
   Interest-bearing.....................       78,531
   In foreign offices, Edge and Agreement
   subsidiaries and IBF's.............................             112,394
   Noninterest-bearing..................     $  5,045
   Interest-bearing.....................      107,349

Federal funds purchased and securities sold under
agreements to repurchase..............................              61,321
Trading liabilities...................................              43,847
Other borrowed money (includes mortgage indebtedness
   and obligations under capitalized leases)..........              10,309
Bank's liability on acceptances executed and outstanding               291
Subordinated notes and debentures.....................               6,030
Other liabilities.....................................              12,004
TOTAL LIABILITIES.....................................             377,410
Minority Interest in consolidated subsidiaries........                 126

                                        EQUITY CAPITAL

Perpetual preferred stock and related surplus.........                   0
Common stock..........................................               1,211
Surplus (exclude all surplus related to preferred stock)            12,714
   Retained earnings..................................               9,446
   Accumulated other comprehensive income.............                (284)
Other equity capital components.......................                   0
TOTAL EQUITY CAPITAL..................................              23,087
                                                                    ------
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL          $400,623
                                                                  ========
I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has
been prepared in conformance with the instructions issued
by the appropriate Federal regulatory authority and is true
to the best of my knowledge and belief.

                                    JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness
of this Report of Condition and declare that it has been
examined by us, and to the best of our knowledge and
belief has been prepared in conformance with the in-
structions issued by the appropriate Federal regulatory
authority and is true and correct.

                                    WILLIAM B. HARRISON JR. )
                                    DOUGLAS A. WARNER III   ) DIRECTORS
                                    LAWRENCE A. BOSSIDY     )